Exhibit 99.(h)(xxii)

AMENDMENT 14

to the

AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT

among
The funds comprising the Lord Abbett Family of Funds
(each, a “Fund” or collectively, the “Funds”) as set forth on Exhibit 1
and
Lord, Abbett & Co. LLC (“Lord Abbett”)

WHEREAS, the Funds and Lord Abbett entered into an Amended and Restated Administrative Services Agreement dated May 1, 2016, as may be amended from time to time (the “Agreement”); and

WHEREAS, Section 9 of the Agreement provides for the addition to the Agreement of new funds created in the Lord Abbett Family of Funds where such funds wish to engage Lord Abbett to perform administrative services under the Agreement; and

WHEREAS, the Funds and Lord Abbett desire to further amend the Agreement to include an additional fund; and

NOW, THEREFORE, in consideration of the mutual covenants and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties mutually agree to amend the Agreement in the following respects:

1.	The Agreement is hereby amended to add the following fund to Exhibit 1 of the Agreement:

Lord Abbett Sustainable Municipal Bond Fund

2.	The Agreement shall remain the same in all other respects.

3.	The Amendment is dated as of September 28, 2021 and is effective, with respect to the Fund added pursuant to paragraph 1 above, as of the Fund’s commencement of operations.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative.

On behalf of each of the Lord Abbett Funds listed on Exhibit 1 attached hereto

By:	/s/ Michael J. Hebert
Michael J. Hebert
Chief Financial Officer

Attested:

/s/ John T. Fitzgerald

John T. Fitzgerald

Vice President and Assistant Secretary

LORD, ABBETT & CO. LLC

By:	/s/ Lawrence B. Stoller
Lawrence B. Stoller
Member and General Counsel

Attested:

/s/ John T. Fitzgerald

John T. Fitzgerald

Vice President and Assistant Secretary

EXHIBIT 1 (AMENDED AS OF SEPTEMBER 28, 2021)1

TO

AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT

The following funds comprise the Lord Abbett Family of Funds:

Lord Abbett Affiliated Fund, Inc.

Lord Abbett Bond-Debenture Fund, Inc.

Lord Abbett Credit Opportunities Fund

Lord Abbett Developing Growth Fund, Inc.

Lord Abbett Floating Rate High Income Fund

Lord Abbett Global Fund, Inc.

Lord Abbett Emerging Markets Bond Fund

Lord Abbett Emerging Markets Corporate Debt Fund

Lord Abbett Global Bond Fund

Lord Abbett Investment Trust

Lord Abbett Convertible Fund

Lord Abbett Core Fixed Income Fund

Lord Abbett Core Plus Bond Fund

Lord Abbett Corporate Bond Fund

Lord Abbett Floating Rate Fund

Lord Abbett High Yield Fund

Lord Abbett Income Fund

Lord Abbett Inflation Focused Fund

Lord Abbett Multi-Asset Balanced Opportunity Fund

Lord Abbett Multi-Asset Income Fund

Lord Abbett Short Duration Core Bond Fund

Lord Abbett Short Duration Income Fund

Lord Abbett Total Return Fund

Lord Abbett Ultra Short Bond Fund

Lord Abbett Mid Cap Stock Fund, Inc.

Lord Abbett Municipal Income Fund, Inc.2

Lord Abbett California Tax-Free Income Fund

Lord Abbett High Income Municipal Bond Fund

Lord Abbett Intermediate Tax Free Fund

Lord Abbett National Tax-Free Income Fund

Lord Abbett New Jersey Tax-Free Income Fund

Lord Abbett New York Tax-Free Income Fund

Lord Abbett Short Duration High Income Municipal Bond Fund

Lord Abbett Short Duration Tax Free Fund

Lord Abbett Sustainable Municipal Bond Fund

1 As amended September 28, 2021, and effective with the Fund’s commencement of operations to reflect the addition of Lord Abbett Sustainable Municipal Bond Fund, a series of Lord Abbett Municipal Income Fund, Inc.

2 Effective November 1, 2021, Lord Abbett High Yield Municipal Bond Fund and Lord Abbett Short Duration High Yield Municipal Bond Fund were renamed Lord Abbett High Income Municipal Bond Fund and Lord Abbett Short Duration High Income Municipal Bond Fund, respectively.

Lord Abbett Research Fund, Inc.

Lord Abbett Dividend Growth Fund

Lord Abbett Growth Opportunities Fund

Small-Cap Value Series

Lord Abbett Securities Trust3

Lord Abbett Alpha Strategy Fund

Lord Abbett Durable Growth Fund

Lord Abbett Focused Growth Fund

Lord Abbett Focused Large Cap Value Fund

Lord Abbett Focused Small Cap Value Fund

Lord Abbett Fundamental Equity Fund

Lord Abbett Global Equity Fund

Lord Abbett Growth Leaders Fund

Lord Abbett Health Care Fund

Lord Abbett International Equity Fund

Lord Abbett International Opportunities Fund

Lord Abbett International Value Fund

Lord Abbett Micro-Cap Growth Fund

Lord Abbett Value Opportunities Fund

Lord Abbett Series Fund, Inc.

Bond-Debenture Portfolio

Developing Growth Portfolio

Dividend Growth Portfolio

Fundamental Equity Portfolio

Growth and Income Portfolio

Growth Opportunities Portfolio

Mid Cap Stock Portfolio

Short Duration Income Portfolio

Total Return Portfolio

Lord Abbett Special Situations Income Fund

Lord Abbett Trust I

Lord Abbett Climate Focused Bond Fund

Lord Abbett Emerging Markets Equity Fund

Lord Abbett International Growth Fund

Lord Abbett Mid Cap Innovation Growth Fund

Lord Abbett Short Duration High Yield Fund

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.

3 Effective November 1, 2021, Lord Abbett Global Equity Research Fund was renamed Lord Abbett Global Equity Fund.